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                   AMENDED AND RESTATED ARTICLES OF INCORPORATION
                           OF CIPHERGEN BIOSYSTEMS, INC.
                              A CALIFORNIA CORPORATION


        The undersigned, James H. Stanford and Michael J. O'Donnell, hereby certify that:

        ONE: They are the duly elected and acting Vice President and Secretary, respectively, of Ciphergen Biosystems, Inc., a California corporation.

        TWO: The Articles of Incorporation of this corporation are amended and restated to read in full as follows:

                                     ARTICLE III

        The name of this corporation is Ciphergen Biosystems, Inc.

                                      ARTICLE IV

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      ARTICLE V

        A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 92,253,644 shares. 60,000,000 shares shall be Common Stock. 32,253,644 shares shall be Preferred Stock.

        The Preferred Stock may be issued from time to time in one or more series. Except as provided in this Article III, the Board of Directors is hereby authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any such series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in this
Article III or in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

                                       1.
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        B.      RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF THE
PREFERRED STOCK.

                SECTION 1. DESIGNATION OF PREFERRED STOCK. 3,054,400 shares of Preferred Stock are designated Series A Preferred Stock (the "Series A Preferred"), 7,265,457 shares of Preferred Stock are designated Series B Preferred Stock (the "Series B Preferred"), 3,013,119 shares of Preferred Stock are designated Series C Preferred Stock (the "Series C Preferred"), 6,920,668 shares of Preferred Stock are designated Series D Preferred Stock (the "Series D Preferred") and 12,000,000 shares of Preferred Stock are designated Series E Preferred Stock (the "Series E Preferred") with the rights, preferences, privileges and restrictions specified herein. The Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred are hereinafter collectively referred to as the "Preferred Stock."

                SECTION 2.      DIVIDEND RIGHTS OF PREFERRED STOCK.

                        (a) The holders of the then outstanding shares of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred shall be entitled to receive dividends at the rate of $0.04 per share per annum, $0.08 per share per annum, $0.12 per share per annum, $0.16 per share per annum, and $0.22 per share per annum, respectively, when, as and if declared by the Board of Directors out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock of this corporation ("Common Stock") payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock. Such dividends shall not be cumulative.

                SECTION 3.      LIQUIDATION PREFERENCE.

                        (a) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership thereof, the sum of (i) $0.50 per share for each share of the Series A Preferred, $1.00 per share for each share of the Series B Preferred, $1.50 per share for each share of the Series C Preferred, $2.00 per share for each share of the Series D Preferred and $2.75 per share for each share of the Series E Preferred then held by them and (ii) an amount equal to all declared but unpaid dividends on the Preferred Stock then held by them. If, upon the occurrence of such event, the assets and funds available for such distribution among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the preferential amount each such holder would have been entitled to receive pursuant to this Section 3 if such distribution had been sufficient to permit the full payment of such preferential amount.

                        (b) Upon the completion of the distribution provided for in paragraph 3(a), all of the assets remaining in the corporation shall be distributed pro rata among the holders of the Preferred Stock and Common Stock based on the number of shares of Common Stock held

                                       2.
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by each such holder (assuming conversion of the Preferred Stock into the number of shares of Common Stock into which the Preferred Stock could then be converted under these Articles) until the holders of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred shall have received an aggregate amount from the distributions provided for under paragraph (a) of this Section 3 and this paragraph (b) equal to $1.00, $2.00, $3.00, $4.00 and $5.50 per share, respectively, plus an amount equal to all declared but unpaid dividends on the Preferred Stock then held by them.

                        (c) Upon completion of the distribution provided for in paragraphs 3(a) and 3(b), all of the assets remaining in the Corporation, if any, shall be distributed to the holders of Common Stock pro rata based on the number of shares of Common Stock held by each such holder.

                        (d) For purposes of this Section 3, a merger or consolidation of the corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into this corporation, in which consolidation or merger the shareholders of this corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger or a sale of all or substantially all of the assets of this corporation, shall be treated as a liquidation, dissolution or winding up of this corporation.

                SECTION 4. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                        (a) RIGHT TO CONVERT. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for such Preferred Stock. Each share of Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the "Conversion Price" per share in effect for such series of Preferred Stock at the time of conversion into the "Conversion Value" per share of such series of Preferred Stock. The number of shares of Common Stock into which each series of Preferred Stock is convertible is hereinafter collectively referred to as the "Conversion Rate" for such series. The initial Conversion Price per share of (i) Series A Preferred shall be $0.50,
(ii) Series B Preferred shall be $1.00, (iii) Series C Preferred shall $1.50,
(iv) Series D Preferred shall be $2.00 and (v) Series E Preferred shall be $2.75. The Conversion Value per share of (i) Series A Preferred shall be $0.50, (ii) Series B Preferred shall be $1.00, (iii) Series C Preferred shall be $1.50, (iv) Series D Preferred shall be $2.00 and (v) Series E Preferred shall be $2.75. The Conversion Price of each series of Preferred Stock shall be subject to adjustment as hereinafter provided.

                        (b)     AUTOMATIC CONVERSION.  Each share of
Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate in the event of either (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock (whether for the account of the corporation or for the account of one or more shareholders of the corporation) of the corporation to the public at an aggregate offering price of not less than $10,000,000 and at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $5.50 per share of Common Stock

                                       3.
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(as adjusted for any stock dividends, combinations or splits with respect to such shares) or (ii) the written consent of holders of more than 66 2/3% of the then outstanding shares of the Preferred Stock voting as a class. In the event of the automatic conversion of the Preferred Stock upon a public offering as aforesaid, the conversion of the Preferred Stock shall be deemed to have occurred automatically at the closing of such public offering.

                        (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock.
In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the corporation at such office that it elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 4(b)). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates, registered in such names as specified by the holder, for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, and any accrued and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date (except that in the event of an automatic conversion pursuant to clause (i) of Section 4(b) such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in such clause. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Act, the convrsion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                        (d)     ADJUSTMENTS TO CONVERSION PRICE FORDILUTING
ISSUES.

                                (i)     SPECIAL DEFINITIONS.  For purposes of
this Section 4(d), the following definitions shall apply:

                                        (1)     "OPTIONS" shall mean rights,
options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                        (2)     "ORIGINAL ISSUE DATE" shall
mean February ___, 2000.

                                       4.
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                                        (3)     "CONVERTIBLE SECURITIES"
shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

                                        (4)     "ADDITIONAL SHARES OF COMMON
STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common Stock issued or issuable or deemed to be issued:

                                                (A)     upon conversion of
shares of Preferred Stock;

                                                (B)     as a result of an
adjustment made pursuant to Sections 4(d)(iv), (vi) or (vii);

                                                (C)     to directors,
officers or employees of, or consultants to, the corporation pursuant to a stock incentive program or another director, officer, employee or consultant agreement or an option or purchase plan approved by the Board of Directors of the Company and not exceeding an aggregate of 2,610,389 shares of Common Stock;

                                                (D)     to third parties in
connection with technology licensing, corporate partnering, equipment leasing, corporate borrowing or similar transactions approved by the Board of Directors;

                                                (E)     as a dividend or
distribution on Preferred Stock;

                                                (F)     for consideration
other than cash pursuant to a merger, consolidation, acquisition or similar business combination; or

                                                (G)     by way of dividend or
other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C),
(D), (E) or (F) or this clause (G) and on shares of Common Stock so excluded.

                                (ii)    No Adjustment of Conversion Price

                                        (1)     SERIES A CONVERSION PRICE.
No adjustment in the Series A Conversion Price of a particular share of the Series A Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to such issue, for such share of the Series A Preferred.

                                        (2)     SERIES B CONVERSION PRICE.
No adjustment in the Series B Conversion Price of a particular share of the Series B Preferred shall be made in respect

                                       5.
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of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series B Conversion Price in effect on the date of, and immediately prior to such issue, for such share of the Series B Preferred.

                                        (3)     SERIES C CONVERSION PRICE.
No adjustment in the Series C Conversion Price of a particular share of the Series C Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to such issue, for such share of the Series C Preferred.

                                        (4)     SERIES D CONVERSION PRICE.
No adjustment in the Series D Conversion Price of a particular share of the Series D Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series D conversion price in effect on the date of, and immediately prior to such issue, for such share of the Series D Preferred.

                                        (5)     SERIES E CONVERSION PRICE.
No adjustment in the Series E Conversion Price of a particular share of the Series E Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series E conversion price in effect on the date of, and immediately prior to such issue, for such share of the Series E Preferred.

                                (iii)   DEEMED ISSUE OF ADDITIONAL SHARES OF
COMMON STOCK.

                                        (1)     OPTIONS AND CONVERTIBLE
SECURITIES. In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued;

                                                (A)     no further adjustment
in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price shall be made upon the subsequent issue of

                                       6.
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Convertible Securities or shares of Common Stock upon the exercise of such
Options or conversion or exchange of such Convertible Securities;

                                                (B)     if such Options or
Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, any adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                                                (C)     upon the expiration
of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, any adjustments of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                                        (i)     in the case
of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                                                        (ii)    in the case
of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                                                (D)     (i)     no
readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date prior to the original adjustment, or (ii) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                       7.
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                                                        (ii)    no
readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price on the original adjustment date prior to the original adjustment, or (ii) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                                        (iii)   no
readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (i) the Series C Conversion Price on the original adjustment date prior to the original adjustment, or (ii) the Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                                        (iv)    no
readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Series D Conversion Price to an amount which exceeds the lower of (i) the Series D Conversion Price on the original adjustment date prior to the original adjustment, or (ii) the Series D Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                                        (v)     no
readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Series E Conversion Price to an amount which exceeds the lower of (i) the Series E Conversion Price on the original adjustment date prior to the original adjustment, or (ii) the Series E Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                        (2)     STOCK DIVIDENDS AND
SUBDIVISIONS. In the event that the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall not be deemed to have been issued, but rather the provisions of Section 4(d)(vi) below shall apply.

                                (iv)    ADJUSTMENT OF CONVERSION PRICE UPON
ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK

                                        (1)     SERIES A CONVERSION PRICE.
In the event this corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number

                                       8.
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of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, however, that for the purposes of this Section (iv)(1), all shares of Common Stock issuable upon conversion of outstanding Preferred Stock shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section (iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                                        (2)     SERIES B CONVERSION PRICE.
In the event this corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, however, that for the purposes of this Section (iv)(2), all shares of Common Stock issuable upon conversion of outstanding Preferred Stock shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section (iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                                        (3)     SERIES C CONVERSION PRICE.
In the event this corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, however, that for the purposes of this Section (iv)(3), all shares of Common Stock issuable upon conversion of outstanding Preferred Stock shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section (iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                                       9.

                                        (4)     SERIES D CONVERSION PRICE.
In the event this corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Series D Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series D Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, however, that for the purposes of this Section (iv)(4), all shares of Common Stock issuable upon conversion of outstanding Preferred Stock shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section (iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                                        (5)     SERIES E CONVERSION PRICE.
In the event this corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Series E Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series E Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series E Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series E Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, however, that for the purposes of this Section (iv)(2), all shares of Common Stock issuable upon conversion of outstanding Preferred Stock shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section (iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                                (v)     DETERMINATION OF CONSIDERATION.

                                For purposes of Section 4(d), the
consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                        (1)     CASH AND PROPERTY:  Such
consideration shall:

                                                (A)     insofar as it
consists of cash, be computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                       10.

                                                (B)     insofar as it
consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the corporation's Board of Directors; and

                                                (C)     in the event
Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                                        (2)     OPTIONS AND CONVERTIBLE
SECURITIES. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to
Section 4(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing:

                                                        (i)     the total
amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                                        (ii)    the maximum
number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                (vi)    ADJUSTMENTS FOR SUBDIVISIONS,
DIVIDENDS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK.

                                        (1)     In the event the outstanding
shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, and the Series E Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                                        (2)     In the event the corporation
shall declare or pay any dividend on the Common Stock payable in Common Stock or in the event the outstanding shares of Common Stock shall be subdivided, by reclassification or otherwise than by payment of a dividend in Common Stock, into a greater number of shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased:

                                       11.

                                                (A)     in the case of any
such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                                                (B)     in the case of any
such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

        If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price shall be adjusted as of the time of actual payment of such dividend.

                                (vii)   ADJUSTMENTS FOR OTHER
RECLASSIFICATIONS, DIVIDENDS AND DISTRIBUTIONS. If there occurs any capital reorganization or any reclassification of the capital stock of the Corporation (other than a subdivision, dividend, combination, consolidation or other transaction provided for in Section 2 or Section 4(d)(vi)), each share of the Preferred Stock shall thereafter be convertible into the same kind and amounts of securities or other assets, or both, that were issuable or distributable to the holders of shares of outstanding Common Stock of the Corporation upon such reorganization or reclassification, in respect of that number of shares of Common Stock into which such shares of the Preferred Stock might have been converted immediately prior to such reorganization or reclassification, and in any such case, appropriate adjustments (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Preferred Stock to the end that the provisions of these Articles shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable upon the conversion of the Preferred Stock.

                        (e) NO IMPAIRMENT. The corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                        (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price pursuant to this
Section 4, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such

                                       12.

holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price, as applicable, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion such Preferred Stock.

                        (g) NOTICES OF RECORD DATE. In the event that this corporation shall propose at any time:

                                (i)     to declare any dividend or
distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                                (ii)    to offer for subscription pro rata to
the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                                (iii)   to effect any reclassification or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                                (iv)    to consolidate or merge with or into
any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred; or

                                (v)     to sell, lease or convey all or
substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this corporation shall send to the holders of the Preferred Stock:

                                        (1)     at least 10 days' prior
written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and
(iv) above; and

                                        (2)     in the case of the matters
referred to in (iii), (iv) and (v) above, at least 10 days' prior written notice of the date when the same shall take place (and specifying, if practicable, or estimating the date on which the holders of Common shares shall be entitled to exchange their Common shares for securities or other property deliverable upon the occurrence of such event).

        Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of this corporation.

                        (h) COMMON STOCK RESERVED. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of shares

                                       13.

of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                SECTION 5.      VOTING RIGHTS.

                        (a) Except as otherwise required by law or hereunder, each share of Common Stock issued and outstanding shall have one vote, each share of the Preferred Stock issued and outstanding shall have the number of votes equal to the number of Common Stock into which such share of the Preferred Stock is convertible as adjusted from time to time pursuant to
Section 4 hereof, and the Common Stock and the Preferred Stock shall vote together as a single class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

                        (b) Notwithstanding Section 5(a), the holders of the Series A Preferred voting together as a single class shall be entitled to elect two (2) directors, the holders of the Series B Preferred voting together as a single class shall be entitled to elect two (2) directors, the holders of the Series D Preferred voting together as a single class shall be entitled to elect one (1) director, the holders of the Series E Preferred voting together as a single class shall be entitled to elect one (1) director, and all remaining directors shall be elected by the holders of the Common Stock and the Preferred Stock voting together as a single class.

                SECTION 6.      COVENANTS.

                        (a) SERIES A PREFERRED. In addition to any other rights provided by law, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of all outstanding shares of the Series A Preferred voting as a class, take any action that:

                                (i)     materially and adversely alters or
changes the rights, preferences and privileges of the Series A Preferred; or

                                (ii)    increases the authorized number of
shares of the Series A Preferred beyond the number initially authorized.

                        (b) SERIES B PREFERRED. In addition to any other rights provided by law, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of all outstanding shares of the Series B Preferred voting as a class, take any action that:

                                (i)     materially and adversely alters or
changes the rights, preferences and privileges of the Series B Preferred; or

                                       14.

                                (ii)    increases the authorized number of
shares of the Series B Preferred beyond the number initially authorized.

                        (c) SERIES C PREFERRED. In addition to any other rights provided by law, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of all outstanding shares of the Series C Preferred voting as a class, take any action that:

                                (i)     materially and adversely alters or
changes the rights, preferences and privileges of the Series C Preferred; or

                                (ii)    increases the authorized number of
shares of the Series C Preferred beyond the number initially authorized.

                        (d) SERIES D PREFERRED. In addition to any other rights provided by law, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of all outstanding shares of the Series D Preferred voting as a class, take any action that:

                                (i)     materially and adversely alters or
changes the rights, preferences and privileges of the Series D Preferred; or

                                (ii)    increases the authorized number of
shares of the Series D Preferred beyond the number initially authorized.

                        (e) SERIES E PREFERRED. In addition to any other rights provided by law, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of all outstanding shares of the Series E Preferred voting as a class, take any action that:

                                (i)     materially and adversely alters or
changes the rights, preferences and privileges of the Series E Preferred; or

                                (ii)    increases the authorized number of
shares of the Series E Preferred beyond the number initially authorized.

                        (f) PREFERRED STOCK. In addition to any other rights provided by law, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than sixty-six and two-thirds percent (66 2/3%) of all outstanding shares of the Preferred Stock voting together as a single class, take any action that:

                                (i)     creates any new class or series of
stock or any other securities convertible into equity securities of the corporation having a preference over, or being on a parity with, the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred or the Series E Preferred with respect to voting rights, liquidation or redemption preferences or dividends; or

                                       15.

                                (ii)    results in any merger, consolidation
or reorganization of the corporation or any transaction in which the shareholders of the Company immediately prior to such merger, consolidation or reorganization, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred.

                SECTION 7. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of this corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                SECTION 8. CONSENT FOR CERTAIN REPURCHASES DEEMED TO BE DISTRIBUTIONS. Each holder of an outstanding share of the Preferred Stock shall be deemed to have consented, for purposes of Section 502, 503 and 506 of the California Corporations Code, to distributions by the corporation in connection with the repurchase of shares of Common Stock issued to or held by officers, directors or employees of or consultants to the corporation upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the corporation and such person.

                                   ARTICLE VI

                        (a) The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                        (b) This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.


                        (c) Any repeal or modification of the provisions of this Article shall not adversely affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                       16.

                                  * * * * *

        THREE: The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors of said corporation.

        FOUR: The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code.
The total number of outstanding shares of the corporation is 15,991,127 shares of Common Stock, 3,054,400 shares of the Series A Preferred, 6,402,457 shares of the Series B Preferred, 2,929,719 shares of the Series C Preferred, and 6,754,713 shares of the Series D Preferred. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage required was more than 50% of the outstanding Common Stock, voting together as a single class, 50% of the Preferred Stock voting together as a single class, and 50% of the outstanding Common Stock and the outstanding Preferred Stock, voting together as a single class.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  February 18, 2000                /s/ James H. Stanford
                                        -------------------------------------
                                        James H. Stanford, Vice President of
                                        Finance and Chief Financial Officer


                                        /s/ Michael J. O'Donnell
                                        -------------------------------------
                                        Michael J. O'Donnell, Secretary







                                                                        [SEAL]

                                       17.